UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2013, Local Corporation (the “Registrant”) entered into separate Exchange Agreements with each of the holders (collectively the “Investors”) of all outstanding Series B warrants to purchase shares of the Registrant’s common stock (“Warrants”). The Warrants were issued in connection with a private placement transaction consummated on August 1, 2007, including Warrants to purchase 537,373 shares of common stock of the Registrant issued on August 1, 2007, and Warrants to purchase 77,707 shares of common stock of the Registrant issued on January 20, 2011, as a result of the anti-dilution provisions contained in the Warrants issued in 2007.

In the Exchange Agreements, the Investors agreed to surrender for cancellation all of their Warrants in exchange for an aggregate of 430,561 shares of common stock.

Mr. Norman K. Farra Jr., the lead director of the Registrant, was one of the investors that participated in the exchange and surrendered Warrants to purchase 22,811 shares of common stock of the Registrant in exchange for 15,968 shares of common stock. Mr. Farra abstained from all decisions concerning the exchange of the Warrants.

The foregoing description of the Exchange Agreements is qualified in its entirety by reference to the form of Exchange Agreement attached as Exhibit 10.1, and Exhibit 10.1 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated herein by reference.

Exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), for the transactions described above is claimed under Section 3(a)(9) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Form of Exchange Agreement dated February 28, 2013, by and between the Registrant and the Investor named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: March 1, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Form of Exchange Agreement dated February 28, 2013, by and between the Registrant and the Investor named therein.